Exhibit 99.1

Dimension Therapeutics Reports Recent Corporate Progress and First Quarter 2016 Financial Results

Expanded inherited metabolic disease (IMD) portfolio; New programs address citrullinemia type 1, phenylketonuria (PKU), and Wilson disease

Expect to file INDs for lead IMD product candidates, DTX301 for OTC deficiency and DTX401 for GSDIa, both in second half 2016; Initiate dosing for DTX301 for OTC deficiency in second half 2016

Ongoing Phase 1/2 trial of DTX101 for hemophilia B on plan to report initial data in 2H 2016

CAMBRIDGE, Mass., May 12, 2016 — Dimension Therapeutics, Inc. (NASDAQ:DMTX), a biopharmaceutical company advancing novel, adeno-associated virus (AAV) gene therapies for devastating rare diseases associated with the liver, a key organ for human metabolism, today reported financial results for the first quarter ended March 31, 2016, and provided an update on the company’s recent corporate progress.

“We have reinforced our leadership position in gene therapy for liver-associated rare diseases, expanding our inherited metabolic disease portfolio and preparing for two IND filings anticipated in the second half of this year,” said Dr. Annalisa Jenkins, MBBS, FRCP, Chief Executive Officer of Dimension. “This is in addition to our ongoing clinical program in hemophilia B, which is expected to report initial data later this year. We eagerly anticipate these and other key milestones and are committed to transforming medicine and the treatment of patients with devastating genetic diseases.”

Recent Highlights and Upcoming Milestones

- Inherited Metabolic Disease (IMD) Programs -

•	Expanded IMD portfolio through comprehensive research collaboration and license agreement with the University of Pennsylvania (PENN), signed earlier this month. Exclusive programs under the collaboration will address citrullinemia type 1, phenylketonuria (PKU), and Wilson disease.

•	PENN will be responsible for all preclinical translational research to support candidate selection and IND filings in each disease area.

•	Dimension will hold the IND and be responsible for the manufacture of vectors for IND-enabling studies, advancement into clinical testing, regulatory strategy, and commercialization. Dimension has exclusive worldwide rights to REGENXBIO’s proprietary NAV® Technology Platform in each disease area.

•	Further advanced lead IMD programs, DTX301 for OTC deficiency and DTX401 for GSDIa. Recent highlights and upcoming milestones include:

•	DTX301: Received US FDA orphan drug designation for OTC deficiency (January 2016) and positive opinion from European Medicines Agency (EMA) Committee for Orphan Medicinal Products (COMP) recommending orphan medicinal product designation (March 2016).

•	IND filing and initiation of patient dosing anticipated in 2H 2016.

•	DTX401: Lead candidate advancing through cooperative research and development agreement, or CRADA, with Janice Chou, Ph.D. and the Eunice Kennedy Shriver National Institute of Child Health and Human Development (NICHD).

•	IND filing anticipated in 2H 2016.

- Hemophilia B & A Programs -

•	DTX101: Conducting multi-center Phase 1/2 study for DTX101, Dimension’s lead product candidate for adult patients with moderate/severe to severe hemophilia B.

•	Trial commenced January 2016.

•	Received notification (February 2016) on the Clinical Trial Application (CTA) from the Medicines & Healthcare products Regulatory Agency (MHRA) and Bulgarian Drug Agency (BDA), allowing Dimension to proceed with our Phase 1/2 clinical trial in the UK and Bulgaria.

•	Initial data from the Phase 1/2 trial expected in the second half of 2016.

•	DTX201 is in development for the treatment of moderate/severe to severe hemophilia A.

•	Currently in IND-enabling studies through collaboration with Bayer.

•	Earlier this month, presentations at the American Society for Gene and Cell Therapy (ASGCT) Annual Meeting highlighted preclinical data for both DTX101 and DTX201.

- Expanded facilities -

•	Occupancy of Woburn, MA, state-of-the-art laboratories and office space in April 2016 on track to be operational by mid-2016.

•	Facilities to produce non-GMP material at larger scale in support of advanced preclinical and IND-enabling activities, enabling seamless technology transfer to CMO partners.

First Quarter 2016 Financial Results

•	Cash Position: Cash and cash equivalents as of March 31, 2016, were $117.0 million, compared with $127.0 million on December 31, 2015. Based on its current operating plan to fund seven programs, the company expects its existing cash and cash equivalents, payments received in connection with its collaboration agreement with Bayer and borrowing capacity under its loan and security agreement with Silicon Valley Bank will enable it to fund its operating expenses and capital expenditure requirements through Q4 2017.

•	Revenue: For the quarter ended March 31, 2016, Dimension recognized $2.2 million of revenue associated with our collaboration agreement with Bayer, compared to $1.6 million for the same period in 2015.

•	R&D Expenses: Research and development expenses for the quarter ended March 31, 2016, were approximately $8.8 million, compared to $5.5 million for the same period in 2015. The increase was largely due to expenditures in advancing preclinical development of DTX301 and other programs in the company’s pipeline, DTX101-related expenses as the program transitioned from preclinical studies to clinical studies and R&D personnel costs associated with the growth of the company (including non-cash stock-based compensation).

•	G&A Expenses: General and administrative expenses were $2.9 million for the quarter ended March 31, 2016, compared to $1.5 million for the same period in 2015. The increase was largely due to expenditures in personnel associated with the growth of the company (including non-cash stock-based compensation), increased professional fees associated with the costs of operating as a public company, and costs related to general operations.

•	Net Loss: For the quarter ended March 31, 2016, the company reported a net loss of $(9.5) million, or $(0.38) per share, compared to a net loss of $(5.4) million, or $(1.40) per share, for the same period in 2015.

About Dimension Therapeutics, Inc.

Dimension Therapeutics, Inc. (NASDAQ:DMTX) is the leader in discovering and developing new therapeutic products for people living with devastating rare diseases associated with the liver, based on the most advanced, mammalian adeno-associated virus (AAV) gene delivery technology. Dimension is actively progressing its broad pipeline, which features programs addressing unmet needs for patients suffering from inherited metabolic diseases, including OTC deficiency, GSDIa, citrullinemia type 1, PKU, Wilson disease, a collaboration with Bayer in hemophilia A, and a wholly owned clinical program in hemophilia B. The company targets diseases with readily identifiable patient populations, highly predictive preclinical models, and well-described, and often clinically validated, biomarkers. Founded in 2013, Dimension maintains headquarters in Cambridge, Massachusetts.

For more information, please visit www.dimensiontx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding statements regarding the progress of Dimension’s portfolio and lead programs, the continued build-out and occupation of Dimension’s new facilities, the potential productivity of Dimension’s ongoing collaborations, and the regulatory progress of Dimension’s product candidates and programs. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the risks that Dimension’s product candidates, including its lead candidate, DTX101, will not successfully be developed or commercialized; and the risks described under the caption “Risk Factors” in Dimension Therapeutics’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Dimension Therapeutics’ additional filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Dimension Therapeutics undertakes no duty to update this information unless required by law.

DIMENSION THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$117,027	$127,047
Accounts receivable	1,264	143
Prepaid expenses and other current assets	2,644	2,740

Total current assets	120,935	129,930
Property and equipment, net	6,245	3,339

Total assets	$127,180	$133,269

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,238	$1,555
Accrued expenses and other current liabilities	5,024	3,715
Amounts due to related parties	—	522
Deferred revenue	7,114	6,835
Notes payable	574	574

Total current liabilities	14,950	13,201
Deferred revenue, net of current portion	14,465	13,670
Notes payable, net of discount and current portion	616	759
Other liabilities	538	56

Total liabilities	30,569	27,686

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized at March 31, 2016 and December 31, 2015; zero shares issued or outstanding at March 31, 2016 and December 31, 2015.	—	—
Common stock, $0.0001 par value; 150,000,000 shares authorized as of March 31, 2016 and December 31, 2015; 25,020,727 and 25,008,227 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.	2	2
Additional paid-in capital	157,315	156,775
Accumulated deficit	(60,706)	(51,194)

Total stockholders’ equity	96,611	105,583

Total liabilities and stockholders’ equity	$127,180	$133,269

DIMENSION THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenue	$2,206	$1,594

Operating expenses:
Research and development	8,805	5,506
General and administrative	2,941	1,453

Total operating expenses	11,746	6,959

Loss from operations	(9,540)	(5,365)
Interest income (expense), net	28	(24)

Net loss and comprehensive loss	(9,512)	(5,389)
Accretion of convertible preferred stock to redemption value	—	(19)

Net loss attributable to common stockholders	$(9,512)	$(5,408)

Net loss per share attributable to common stockholders — basic and diluted	$(0.38)	$(1.40)

Weighted average common shares outstanding — basic and diluted	24,851,933	3,853,262

This selected financial information should be read in conjunction with the condensed consolidated financial statements and notes thereto included in the Company’s Quarterly Report on Form 10-Q which includes the unaudited, condensed consolidated financial statements for the quarter ended March 31, 2016.

CONTACT:

Jean Franchi

Chief Financial Officer

Dimension Therapeutics

617-714-0709

jean.franchi@dimensiontx.com

Burns McClellan, on behalf of Dimension Therapeutics

Media: Justin Jackson

212-213-0006, ext.327

jjackson@burnsmc.com

# # #